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                                EXHIBIT 99.16

                       NEWS FROM CAPITOL MULTIMEDIA, INC.
                              FOR IMMEDIATE RELEASE


FOR MORE INFORMATION CONTACT

CAPITOL MULTIMEDIA:        LUDA KOPEIKINA, PRESIDENT, 508-287-5888, EXT. 114,
                                            E-MAIL: LUDA@CAPITOL.COM OR
                           EDWARD TERINO, CFO, 508-287-5888 EXT. 113
                                            E-MAIL: ed@capitol.com

CUC SOFTWARE:              LINDA DUTTENHAVER, PUBLIC RELATIONS, 310-793-0600,
                                                                EXT. 1230
                                            E-MAIL: LDUTTENHAVER@CUCSOFTWARE.COM


          CAPITOL MULTIMEDIA, INC. SELLS SELECTED MULTIMEDIA ASSETS TO DAVIDSON & ASSOCIATES, INC., A DIVISION OF CUC INTERNATIONAL, INC.


CONCORD, MASSACHUSETTS, APRIL 18, 1997 -- Capitol Multimedia, Inc. (NASDAQ:
CDIM, CDIMW, or Capitol) announced today that it has sold selected multimedia assets to Davidson & Associates, Inc., a division of CUC International, Inc. (NYSE: CU) for approximately $2.5 million in cash. The assets that were sold include art, animation and audio production capabilities located in St. Petersburg, Russia, and Concord, Mass. Capitol has retained all rights to its 14 multimedia CD-ROM products currently on the market, three new CD-ROM titles that are near completion, all CD-I products, all software tools and engines, and software development capabilities in the U.S. and Russia.

As part of the transaction, Mr. Igor Razboff will continue to serve as Chairman of Capitol's Board of Directors but will resign from his CEO position at Capitol. Razboff will become a Vice President of CUC Software, one of the largest PC consumer software groups in the world, which includes Davidson & Associates, Knowledge Adventure, Sierra On-Line and Blizzard Entertainment. Razboff will ensure that the capabilities of Capitol acquired by CUC Software will be used effectively across all CUC Software brands. Razboff and his team will remain in Concord.

Ms. Luda Kopeikina, President of Capitol, will assume overall responsibility for the management of Capitol, including its recently acquired supply chain management software company, Client Server Technologies, Inc. (CSTI).

According to Luda Kopeikina, "This transaction represents the second step in our strategy to improve the Capitol's performance. There is a significant excess production capacity in the multimedia market today. We expect this condition to



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continue over the next several years, which has prevented us from generating the growth expected by our shareholders. Our latest financial results reflect this unfortunate market condition. The sale of our production capacity will significantly improve Capitol's financial condition and provide CUC Software with valuable quality and cost-competitive internal development capabilities. We believe that this is a win-win transaction. It improves our already strong cash position. In addition, we expect to generate profitable royalty streams from our released and upcoming products."

According to Chris McLeod, CEO of CUC Software, "We have worked closely with Capitol Multimedia in the past and have been impressed with the quality of their work. We are excited to have these production capabilities available for CUC Software products and to work closely with this group of talented and creative people."

Capitol Multimedia, Inc. is well known for its critically-acclaimed and award-winning edutainment software, including the "Magic TalesO" (six international folk tales) and StoryQuestO (two adventure games) and ActionLearningO series of products.
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This press release contains certain forward-looking statements. The phrase
"expects to", "believe" or similar expressions are intended to identify "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Capitol cautions readers not to place undue reliance on any forward looking statements, which speak only as to management's expectations on the date hereof. Capitol does not undertake - and specifically declines any obligation - to publicly release the result of any revision which may be made to any forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.